June 12, 2009

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for DNB Financial Corporation (the “Company”) and, under the date of March 31, 2009, we reported on the consolidated financial statements of the Company as of and for the years ended December 31, 2008 and 2007. On June 8, 2009, we were dismissed. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated June 8, 2009, and we agree with such statements, except that we are not in a position to agree or disagree with any of the Company’s statements in the first, third or fifth paragraphs of its Form 8-K.

Very truly yours,

/s/ KPMG LLP